U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

        DATE OF REPORT ( DATE OF EARLIEST EVENT REPORTED ) AUGUST 7, 1998

                             TRIANGLE BANCORP, INC.
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
NORTH CAROLINA                                            0-21346                         56-1764546
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(STATE OR OTHER JURISDICTION OF INCORPORATION)     (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION NO.)
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4300 GLENWOOD AVENUE, RALEIGH, NORTH CAROLINA                      27612
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE            (919) 881-0455
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Item 5.  Other Information
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In March 1998,Triangle Bancorp, Inc. ("Triangle") announced the execution on
March 4, 1998 of an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") with United Federal Savings Bank, Rocky Mount, North Carolina ("United Federal"), whereby United Federal will be merged with and into Triangle's wholly-owned bank subsidiary, Triangle Bank ("Triangle"). The transaction is subject to the receipt of regulatory approvals and the approval of United Federal's shareholders as well as the satisfaction of various other conditions. It is contemplated the transaction will be accounted for as a pooling of interests and the stock exchange will qualify as a tax free reorganization.

Pursuant to the terms of the Merger Agreement, Triangle will exchange 0.945 shares (the "Exchange Rate") of its common stock ("Triangle Stock") for each share of United Federal's common stock ("United Federal Stock") issued and outstanding, subject to adjustment as provided in the Merger Agreement.

Pursuant to the Merger Agreement, in the event the average closing sales price of Triangle Stock for the 20 trading days preceding a date three days before the closing of the Merger (the "Average Closing Price") is between $18.67 and $21.17, the Exchange Rate shall be increased to provide a value of not less than $20.00 for each share of United Federal Stock, and in the event the Average Closing Price of Triangle Stock is between $25.51 and $28.00, the Exchange Rate shall be decreased to provide a value of not more than $24.11 for each share of United Federal Stock.

The market price of most publicly traded securities declined significantly, as did the price of Triangle Stock, in the early days of August 1998. On August 5, 1998, the closing price of Triangle Stock was $17.875. If the price of Triangle Stock were to remain at that level for an extended period of time before the Merger, the Average Closing Price of Triangle Stock could be less than $18.67, which would be grounds for termination of the Merger Agreement. On August 7, 1998, Triangle and United Federal executed Amendment No. 1 to the Merger Agreement to adopt a revised pricing structure in the event the Average Closing Price of Triangle Stock were less than $18.67.

As amended, the Merger Agreement now provides that in the event the Average Closing Price of Triangle Stock is between $18.66 and 17.25, the Exchange Rate shall be fixed at 1.071; and in the event the Average Closing Price of Triangle Stock is less than $17.25, the Exchange Rate shall be increased to provide a value of not less than $18.47 per share of United Federal Stock, provided that Triangle or United Federal may terminate the Merger Agreement and abandon the Merger if the Average Closing Price of Triangle Stock is less than $16.82.

Consummation of the Merger is contingent upon the satisfaction of all other terms and conditions contained in the Merger Agreement.


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Item 7.  Exhibits

10(a) Amendment No. 1 dated August 7, 1998 to Agreement and Plan of Reorganization and Merger dated March 4, 1998 by and among Triangle Bancorp, Inc., Triangle Bank and United Federal Savings Bank.

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                                                    SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, Triangle Bancorp, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                  TRIANGLE BANCORP, INC.
                                                  ----------------------
                                                      (Registrant)




Date     August 10, 1998                 By:     /s/ Debra L. Lee
                                                  ----------------------
                                                 Debra L. Lee
                                                 Chief Financial Officer


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Exhibit Index
                                                                            Page
                                                                            ----

10(a)    Amendment No. 1 dated August 7, 1998 to Agreement and Plan of        5
         Reorganization and Merger dated March 4, 1998 by and among Triangle Bancorp, Inc., Triangle Bank and United Federal Savings
         Bank

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